UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route de la Corniche 4 1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +011 41 21 5665772

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MYMX	OTC Pink Market

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 23, 2023, OTC Markets Group, Inc. notified the Company that the bid price of the Company’s common stock had closed below $0.001 for five consecutive days, and that the Company’s common stock would be removed from the OTCQB market effective October 24, 2023, but will continue to trade on the OTC Pink market. Once the bid price closes at or above $0.01 for 30 consecutive days, the Company will have the option to reapply for listing its Common Stock on the OTCQB market.

As previously announced, the Company intends to undertake a “going private” transaction under Section 13(e) of the Exchange Act and the Company has filed a Schedule 13E-3 with the SEC that contains additional information about the transaction, which stockholders are urged to read carefully and in its entirety. Pursuant to rules adopted by the SEC under the Exchange Act, a Schedule 14C information statement relating to the matters described above will be filed with the SEC and sent or provided to the stockholders of the Company. The Schedule 13E-3 is available and Schedule 14C will be available at www.sec.gov.

Additionally, as previously announced, the Board continues to evaluate the next steps in the Company’s business, which could include a possible winddown of the Company’s operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MYMETICS CORPORATION

Date: October 24, 2023	By:	/s/ Ronald Kempers
Ronald Kempers
President and Chief Executive Officer

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